                                 Exhibit 7(e)



     (e) FORM OF APPLICATION SUPPLEMENT FOR MULTI-MANAGER COMMISSIONED POLICY (33116)

[PARAGON LIFE INSURANCE
 COMPANY LOGO HERE]

                                                 VARIABLE LIFE
                                             APPLICATION SUPPLEMENT
------------------------------------------------------------------------------------------------------------
1.   Proposed Insured
                        ------------------------------------------------------------------------------------
                                Last              First                 MI                       Maiden

2.   Date of Birth        /      /                3.    Sex:      [_]  Male        [_]  Female
                   ----------------------
4.   Applicant (if other than proposed insured)
                                                ------------------------------------------------------------
                                                    Last                    First                   MI
5.   Owner                    6. Owner Social Security Number     -      -
        ------------------                                  ------------------

------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------
7.   Net Premium Allocation (0 or minimum of 10%. Percentages must be in whole numbers total 100%):

     [_]  Fidelity VIP Growth Portfolio........................................................             %
                                                                                               -------------
     [_]  Fidelity VIP Equity Income Portfolio.................................................             %
                                                                                               -------------
     [_]  Fidelity VIP II Index 500 Portfolio..................................................             %
                                                                                               -------------
     [_]  Fidelity VIP II Contrafund Portfolio.................................................             %
                                                                                               -------------
     [_]  MFS Emerging Growth Series ..........................................................             %
                                                                                               -------------
     [_]  Putnam VT High Yield Fund............................................................             %
                                                                                               -------------
     [_]  Putnam VT New Opportunities Fund.....................................................             %
                                                                                               -------------
     [_]  Putnam VT Income Fund................................................................             %
                                                                                               -------------
     [_]  Putnam VT Voyager Fund...............................................................             %
                                                                                               -------------
     [_]  Scudder Money Market Portfolio.......................................................             %
                                                                                               -------------
     [_]  Scudder International Portfolio......................................................             %
                                                                                               -------------
     [_]  T. Rowe Price New America Growth Portfolio...........................................             %
                                                                                               -------------
     [_]  T. Rowe Price Personal Strategy Balanced Portfolio...................................             %
                                                                                               -------------
     [_]  T. Rowe Price Limited-Term Bond Portfolio............................................             %
                                                                                               -------------
8.   Suitability Information:
     a.   Have you received a prospectus for the policy/certificate applied for?  Yes [_]  No [_]
          Date of Prospectus:          /        /
                             -------------------------------
          Date of any supplement:          /        /
                                 -------------------------------
     b.   Do you understand that:

          (i)   the death benefit and cash surrender value will increase or decrease depending on investment experience, and

          (ii)  there is no guaranteed cash surrender.  [_] Yes   [_] No

     c.   Do you believe that the policy/certificate applied for meets your insurance objectives and your anticipated financial needs? Yes [_]  No [_]

9.   Signatures:  Dated at                                      on
                          -------------------------------------    ----------------------------------------
                           City,                     State      Month            Day                   Year

-------------------------   -----------------------------------   ------------------------------------------
Proposed Insured            Owner (if other than Applicant)       Applicant (if other than Proposed Insured)
------------------------------------------------------------------------------------------------------------
This is a part of the application and will be part of the policy/certificate, if one is issued.

                                      1a